PROSPECTUS and                  PRICING SUPPLEMENT NO. 21
PROSPECTUS SUPPLEMENT, each     effective at 11:30 AM ET
Dated October 19, 2000          Dated 25 April 2001
CUSIP: 24422ENF8               Commission File No.: 333-39012
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $1,500,000,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Senior Notes
As more fully described in the accompanying Prospectus
And Prospectus Supplement and will be Denominated in U.S. dollars.



INTEREST PAYMENT DATES:           Each April 30, October 30
                                  commencing on October 30,
                                  2001 and at Maturity

Principal Amount:                 $250,000,000

Date of Issue:                    April 30, 2001

Maturity Date:                    April 30, 2004

INTEREST RATE:                    5.52% PER ANNUM

REDEMPTION PROVISIONS:            None

PLAN OF DISTRIBUTION              Merrill Lynch & Co. has
                                  purchased the Senior Notes
                                  as principal at a price of
                                  100% of the aggregate
                                  principal amount of the
                                  Senior Notes, for resale to
                                  investors and other
                                  purchasers at varying
                                  prices relating to pre-
                                  vailing market prices.


Merrill Lynch & Co.